UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2016

GlobeImmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35642	84-1353925
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1450 Infinite Drive Louisville, CO	80027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Timothy C. Rodell Amended and Restated Employment Agreement

On February 23, 2016, GlobeImmune, Inc., a Delaware corporation (the “Company”), entered into an amended and restated employment agreement, effective as of March 1, 2016, with Timothy C. Rodell, the Company’s president and chief executive officer, in order to, among other things, reduce his annual base salary in order to preserve working capital of the Company. The amended and restated agreement provides for an full-time base salary $405,000 which will be prorated based on the percentage of time that Dr. Rodell devotes to the business of the Company, as agreed from time to time in writing between the Company and Dr. Rodell. Pursuant to the terms of the amended and restated agreement, Dr. Rodell will devote 50% of his business time and attention to the Company and will be entitled to a pro-rated base salary of $202,500.

Under the terms of the amended and restated employment agreement, in the event that the Company terminates Dr. Rodell’s employment without cause, or if Dr. Rodell resigns for good reason (other than in connection with a change-of-control of the Company), and provided that Dr. Rodell executes a general release in favor of the Company, he will be entitled to receive an amount equal to 12 months of his full-time base salary then in effect, payable on the Company’s standard payroll dates. The amended and restated agreement also provides that, upon termination of Dr. Rodell’s employment by the Company within two months prior or 12 months after the date on which the Company experiences a change-of-control, and provided that Dr. Rodell executes a general release in favor of the Company, Dr. Rodell would receive an amount equal to 18 months of his full-time base salary then in effect, payable on the Company’s standard payroll dates

Other than as described herein, all the other terms of Dr. Rodell’s amended and restated employment agreement are the same as his previous employment agreement. The summary herein is qualified in its entirety by reference to the form of such agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement by and between GlobeImmune, Inc. and Timothy C. Rodell, dated as of February 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlobeImmune, Inc.
Dated: February 23, 2016
	By:	/s/ Timothy C. Rodell
Timothy C. Rodell
Chief Executive Officer and President

INDEX TO EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement by and between GlobeImmune, Inc. and Timothy C. Rodell, dated as of February 23, 2016